UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2006

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	001-32389	41-2111139
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On April 11, 2006, the board of directors of NTS Realty Capital, Inc., the managing general partner of NTS Realty Holdings Limited Partnership (the “Company”), by the unanimous vote of its independent directors, adopted the Amended and Restated Management Agreement (the “Agreement”) between the Company and NTS Development Company (“NTS Development”). The Agreement amends and restates the Management Agreement dated as of December 28, 2004, between the Company and NTS Development (the “Original Agreement”), which operated by its terms for one year. The Agreement is effective as of December 29, 2005. NTS Development is owned by certain of the Company’s officers and directors. A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety in this Item 1.01 disclosure by reference.

          Pursuant to the terms of a settlement agreement involving entities that merged with the Company in December 2004, the independent directors of the Company’s managing general partner were to review the terms of the Original Agreement and to determine whether to renew the Original Agreement. In addition, the settlement agreement indicated that the independent directors were authorized to retain a nationally recognized real estate expert to assist them in evaluating the Original Agreement. The independent directors directed outside counsel to the Company to contact several entities qualifying as nationally recognized real estate experts regarding a potential engagement to assist the independent directors with their review of the Original Agreement.

          In August 2005, the audit committee of the board of directors of the Company’s managing general partner (the “Audit Committee”), which is comprised of the board’s three independent directors, met to review the several independent consulting firms and their respective proposals with regard to qualifications and pricing. The Audit Committee decided to meet with representatives of U.S. Equities Realty (“U.S. Equities”), a national, full-service real estate company headquartered in Chicago, Illinois. The Audit Committee met with U.S. Equities to discuss its qualifications and to consider its proposal. After the presentation, the Audit Committee directed outside counsel to retain U.S. Equities to assist with the review of the Original Agreement and to make recommendations with respect thereto.

          During the next several months, U.S. Equities, among other things, reviewed the Original Agreement and other related documents and data, conducted site visits on the majority of the Company’s properties, interviewed numerous employees of NTS Development, conducted research of the markets in which the Company’s properties reside and had discussions with representatives of national and regional real estate firms.

          On December 20, 2005, representatives of U.S. Equities met with the Audit Committee to present the results of its review of the Original Agreement and to discuss the written report that U.S. Equities had prepared and previously delivered to the independent directors. On December 28, 2005, and January 13, 2006, the Audit Committee met to discuss U.S. Equities’ written report and recommendations. At the meeting on January 13, 2006, the Audit Committee adopted a resolution to recommend to the managing general partner’s board of directors that it should direct outside counsel to amend and restate the Original Agreement to include substantially all of the recommendations made by U.S. Equities.

          Outside counsel prepared and delivered a draft of the Agreement to the independent directors in March 2006. The Audit Committee discussed the draft on several additional occasions. As indicated above, the Audit Committee recommended to the board of directors on April 11, 2006, that it should adopt the Management Agreement in the form attached hereto. The board of directors accepted such recommendation at its meeting on April 11, 2006.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A

(c)	Exhibits:
10.1	Amended and Restated Management Agreement, dated as of December 29, 2005, between NTS Realty Holdings Limited Partnership and NTS Development Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:   NTS Realty Capital, Inc.
Its:   Managing General Partner

                /s/ Gregory A. Wells
                ——————————————
        By:  Gregory A. Wells
        Its:  Executive Vice President and CFO

        Date:  April 14, 2006

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